Exhibit 10.1

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of June 28, 2019, by and among Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of California, Inc., Rush Truck Centers of Colorado, Inc., Rush Medium Duty Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of Georgia, Inc., Rush Truck Centers of Idaho, Inc., Rush Truck Centers of Illinois Inc., Rush Truck Centers of Indiana Inc., Rush Truck Centers of Kansas, Inc., Rush Truck Centers of Kentucky, Inc., Rush Truck Centers of Missouri, Inc., Rush Truck Centers of Nevada, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of North Carolina, Inc., Rush Truck Centers of Ohio, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Tennessee, Inc., Rush Truck Centers of Utah, Inc., Rush Truck Centers of Virginia Inc., and Rush Truck Centers of Texas, L.P. (collectively, the “Borrowers” and individually a “Borrower”), Rush Enterprises, Inc. (“Holdings” or the “Borrower Representative”), the Lenders signatory hereto, and BMO Harris Bank N.A., as administrative agent and collateral agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”).

RECITALS

A.     Borrowers, Holdings, the Lenders signatory hereto and the Administrative Agent are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of April 25, 2019 (as amended from time to time, the “Credit Agreement”).

B.     The parties hereto desire to amend the Credit Agreement in certain respects, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

AMENDMENT

1.     Amendment to Section 2.2. Clauses (d), (e), (f)(i) and (f)(ii) of Section 2.2 of the Credit Agreement are amended by replacing such clauses with the following:

(d)     Request for Working Capital Loans. Each request for a Borrowing of Working Capital Loans shall be made in writing (including by E-Systems or such other methods as may be established by the Administrative Agent) by the Borrower Representative to the Administrative Agent not later than 11:00 a.m. on the Business Day prior to the date of the proposed Borrowing, in substantially the form of Exhibit B-2 (a “Request for Working Capital Borrowing”), duly completed. The Administrative Agent shall promptly determine in its sole discretion whether or not any Loans will be made in response to such Request for Working Capital Borrowing, and the Administrative Agent will provide the Borrower Representative and the Lenders with prompt notice of such determination. Notwithstanding anything set forth herein, the Borrowers shall be limited to two (2) Borrowings of Working Capital Loans, and two (2) optional prepayments under Section 2.7 hereof, in any calendar week.

(e)     Advances from Each Lender. Upon receipt of notice, before 2:00 p.m. on a Business Day, from the Administrative Agent to fund a Request for Working Capital Borrowing with Working Capital Loans subject to clause (d) above, and subject to the terms of this Agreement, each Lender shall, before 10:00 a.m. on the next Business Day, make available to the Administrative Agent at its address referred to in Section 11.11 such Lender’s ratable share of such proposed Borrowing based upon its Commitments, and, in turn, the Administrative Agent shall promptly make such funds available to the Borrowers as directed by the Borrower Representative.

(f)     Non-Funding Lenders.

(i)     Non-Funding Lenders’ Responsibility. The Administrative Agent may assume that each Lender has made payment, with respect to any Loan or any participation in any Swing Loan, available to the Administrative Agent on the date such payment is required to be made in accordance with this Agreement, and may make available to the Borrowers on such date a corresponding amount; provided, that nothing herein or in any other Loan Document shall be deemed to require the Administrative Agent to advance funds to the Borrowers that have not been paid to the Administrative Agent by any Lender. In the event the Administrative Agent advances funds that any Lender was required to but did not fund, pursuant to the preceding sentence or otherwise, (A) the Administrative Agent and not such Lender shall be entitled to interest earned on such funds in accordance with this Agreement, for the period commencing on the date such funds were made available to the Borrowers and ending on the date such funds are (a) repaid by the Borrowers, (b) paid to the Administrative Agent by such Lender, or (c) reallocated in accordance with clause (ii) below or otherwise on any Settlement Date; and (B) such Lender shall, on demand, pay to the Administrative Agent the funds made available to the Borrowers attributable to such Lender. The Borrowers agree to repay to the Administrative Agent on demand any such funds; provided, however, that such payment by the Borrowers shall not relieve any Lender of any obligation it may have to the Borrowers or to the Swingline Lender, or any other obligation it may have to the Administrative Agent. The failure of any Lender to make any Loan, to fund any purchase of any participation to be made or funded by it, or to make any other payment required to be made by it under the Loan Documents, in each case on the date specified therefor, shall not relieve any other Lender of its obligations to make its Loans, fund its purchases of any participation, or make any other payments under any Loan Document on such date, but neither the Administrative Agent nor, other than as expressly set forth herein, any Lender shall be responsible for the failure of any other Lender to make a Loan, fund the purchase of a participation, or make any other payment required under any Loan Document.

(ii) Reallocation. If any Lender is a Non-Funding Lender, the Administrative Agent, whether before or after any Default or Event of Default, (i) in its sole discretion may elect to, or (ii) upon the Swingline Lender’s written request with respect to Swing Loans shall, reallocate to the Lenders who are not Non-Funding Lenders, all or a portion of such Non-Funding Lender’s payment obligations hereunder, and such Lenders shall assume such payment obligations, in accordance with their Pro Rata Share of the Commitments (calculated as if the Non-Funding Lender’s Pro Rata Share was reduced to zero and each other Lender’s Pro Rata Share had been increased proportionately); provided, that no Lender shall be reallocated any such amounts or be required to fund any amounts that would cause such Lender’s Revolving Exposure to exceed its Commitment, and any such amounts in excess of such Lender’s availability under its Commitments shall be reallocated as Working Capital Loans ratably to the Lenders to the extent of availability under the Commitments of such Lenders.

2.     Form of Request for Working Capital Borrowing. Exhibit B-2 is amended by replacing it with the Exhibit B-2 attached hereto.

3.     Amendment to Section 2.3. Clause (b) of Section 2.3 of the Credit Agreement is amended by replacing it with the following:

(b)     Increasing Swing Loans to the Peg Balance. If the outstanding Swing Loans are less than the Peg Balance, the Swingline Lender at least one day prior to a Settlement Date may forward a notice to the Administrative Agent informing the Administrative Agent that the Swingline Lender has elected to increase the amount of the Swing Loans up to an amount elected by the Swingline Lender that does not exceed the Peg Balance (the “Selected Amount”). On such Settlement Date, the Swingline Lender shall pay to the Administrative Agent for the account of the Revolving Lenders an amount equal to the difference between the outstanding Swing Loans and such Selected Amount. Upon receipt by the Administrative Agent of such payment, the Swingline Lender shall be deemed to have refinanced and repaid a portion of each Revolving Lender’s Revolving Loans equal to its Pro Rata Share of such payment, and such payment amount shall be deemed a Swing Loan for all purposes hereunder. The Swingline Lender shall be entitled to offset amounts owed to the Revolving Lenders pursuant to this Section 2.3(b) against any payments to be made by the Revolving Lenders on such Settlement Date.

4.     Conditions to Effectiveness. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective until the Administrative Agent has received duly executed signature pages to this Amendment from the Required Lenders, Borrowers, and Holdings, and has executed this Amendment.

5.       Representations. Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that:

5.1 each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite corporate or limited partnership power, as applicable, and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease, and to conduct its business as now or currently proposed to be conducted, (d) is in compliance in all material respects with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law, except where the failure to be in compliance would not have a Material Adverse Effect, and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of business, except where the failure to obtain such Permits, make such filings or give such notices would not, in the aggregate, have a Material Adverse Effect;

5.2 the Borrowers are engaged in the business of selling Inventory at retail;

5.3 the execution, delivery and performance by each Loan Party of this Amendment (a) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities); (b) do not (i) contravene such Loan Party’s Constituent Documents, (ii) violate any applicable Requirement of Law, (iii) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of such Loan Party or any of its respective Subsidiaries (including other Loan Documents), other than those that would not, in the aggregate, have a Material Adverse Effect, or (iv) result in the imposition of any Lien (other than a Lien securing the Obligations) upon any property of such Loan Party or any of its Subsidiaries; and (c) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person;

5.4 this Amendment has been duly executed and delivered to the other parties hereto by each Loan Party hereto, is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and

5.5 both before and after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects and no Default or Event of Default has occurred and is continuing as of the date hereof.

6.    Loan Documents; Continued Effectiveness. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

7.     Reaffirmation of Guaranty and Consent of Guarantor. Holdings hereby (a) consents to the execution and deliver by all Borrowers of this Amendment and the consummation of the transactions described herein; (b) agrees that the execution hereof shall not impair or otherwise affect any of its obligations and duties owned to BMO Harris Bank, N.A., as Administrative Agent and Collateral Agent, under that certain Guaranty Agreement dated December 31, 2010 (as amended, the “Guaranty”); (c) ratifies and confirms the terms of its guarantee of all Obligations with respect to the indebtedness now or hereafter outstanding under the Credit Agreement, as amended, and Guaranteed Obligations under the Guaranty; and (d) acknowledges and agrees that, notwithstanding anything to the contrary contained herein or in any other document evidencing indebtedness of any Borrower to the Lenders or any other obligation of any Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of any Borrower, the guaranty of Holdings of all Obligations and Guaranteed Obligations (i) is and shall continue to be a primary obligation of Holdings, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, (iii) is and shall continue to be in full force and effect in accordance with its terms; and (iv) nothing contained herein shall release, discharge, modify, change or affect the original liability of Holdings with respect to the Obligations or Guaranteed Obligations, as they may be amended hereby.

8.     Effect of the Amendment. Except as expressly set forth herein, all terms of the Credit Agreement, the Guaranty and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Holdings and the Borrowers to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement or other Loan Documents. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement.

9.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

10.   No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or any other Loan Documents, nor an accord and satisfaction in regard thereto.

11.   Costs and Expenses. Borrowers agree to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

12.  Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an e-signature shall be as effective as delivery of a manually executed counterpart.

13.   Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

14.   Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

15.   Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the dater first set forth above.

BORROWERS:

RUSH TRUCK CENTERS OF ALABAMA, INC.

RUSH TRUCK CENTERS OF ARIZONA, INC.

RUSH TRUCK CENTERS OF CALIFORNIA, INC.

RUSH TRUCK CENTERS OF COLORADO, INC.

RUSH MEDIUM DUTY TRUCK CENTERS OF

COLORADO, INC.,

RUSH TRUCK CENTERS OF FLORIDA, INC.

RUSH TRUCK CENTERS OF GEORGIA, INC.

RUSH TRUCK CENTERS OF IDAHO, INC.

RUSH TRUCK CENTERS OF INDIANA INC.

RUSH TRUCK CENTERS OF ILLINOIS INC.

RUSH TRUCK CENTERS OF KANSAS, INC.

RUSH TRUCK CENTERS OF KENTUCKY, INC.

RUSH TRUCK CENTERS OF MISSOURI, INC.

RUSH TRUCK CENTERS OF NEVADA, INC.

RUSH TRUCK CENTERS OF NEW MEXICO, INC.

RUSH TRUCK CENTERS OF NORTH CAROLINA, INC.

RUSH TRUCK CENTERS OF OHIO, INC.

RUSH TRUCK CENTERS OF OKLAHOMA, INC.

RUSH TRUCK CENTERS OF TENNESSEE, INC.

RUSH TRUCK CENTERS OF UTAH, INC.

RUSH TRUCK CENTERS OF VIRGINIA INC.

By: /s/ W. M. “Rusty” Rush

Name: W.M. “Rusty” Rush

Title: President and Chief Executive Officer

            of each of the foregoing entities

RUSH TRUCK CENTERS OF TEXAS, L.P.

By:      Rushtex, Inc.

 By: /s/ W.M. “Rusty” Rush

 Name: W.M. “Rusty” Rush

 Title: President and Chief Executive Officer

HOLDINGS: RUSH ENTERPRISES, INC. By: /s/ W.M. “Rusty” Rush Name: W.M. “Rusty” Rush Title: President and Chief Executive Officer

BMO HARRIS BANK N.A., as Administrative Agent and Lender By: /s/ Charles W. Price Name: Charles W. Price Title: Managing Director

OTHER LENDERS:

PNC BANK, NATIONAL ASSOCATION

By: /s/ Kyle Merkle

Name: Kyle Merkle

Title: Senior Vice President

MASSMUTUAL ASSET FINANCE, LLC

By: /s/ Don Butler

Name: Don Butler

Title: SVP

COMERICA BANK

By: /s/ W. Cody Brackeen

Name: W. Cody Brackeen

Title: Vice President

WELLS FARGO BANK, N.A.

By: /s/ Christopher J. Sherman

Name: Christopher J. Sherman

Title: Senior Vice President

BOKF, N.A., D/B/A BANK OF TEXAS

By: /s/ Dan Walker

Name: Dan Walker

Title: SVP

NYCB SPECIALITY FINANCE COMPANY, LLC

By: /s/ Mark C. Mazmanian

Name: Mark C. Mazmanian

Title: First Senior Vice President

BANK OF AMERICA, N.A.

By: /s/ Alex E. Northington

Name: Alex E. Northington

Title: Vice President

JPMORGAN CHASE BANK, N.A.

By: /s/ John Kushnerick

Name: John Kushnerick

Title: Executive Director

REGIONS BANK

By: /s/ Claudia Biedenharn

Name: Claudia Biedenharn

Title: Vice President

ACKNOWLEDGED AND AGREED: RUSH TRUCK CENTERS OF OREGON, INC. By: /s/ W.M. “Rusty” Rush Name: W.M. “Rusty” Rush Title: President and Chief Executive Officer